UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2017

SILVERSUN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50302	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Eagle Rock Ave
East Hanover, NJ 07936
(Address of Principal Executive Offices)

(973) 396-1720
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 18, 2017, SilverSun Technologies, Inc. (the “Company”) held its 2017 annual meeting of stockholders (the “Annual Meeting”). Greater than 57.24% of the shares of common stock outstanding and entitled to vote at the Annual Meeting were present in person or by proxy thereby constituting a quorum.

The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions, as to such matters, where applicable, are set forth in the table below. With respect to the election of Mark Meller, Joseph P. Macaluso, Stanley Wunderlich and John Schachtel as directors to each serve a one-year term on the Board of Directors of the Company (the “Board”) and until each of their successors is elected and qualified, each nominee received the number of votes set forth opposite his name.

	Number of Votes
	Votes For	Votes Against/Withheld	Abstentions
Election of Mark Meller	2,530,494	40,318	-
Election of Joseph P. Macaluso	2,529,109	41,703	-
Election of Stanley Wunderlich	2,529,094	41,718	-
Election of John Schachtel	2,536,148	34,664	-
Ratification of Friedman LLP, the Company’s independent registered public accountant, to audit the Company’s consolidated financial statements for 2017	2,562,109	7,088	1,615
Non-binding advisory vote on the frequency of the stockholders’ say on pay	2,542,373	-	28,439
Non-binding advisory vote to approve executive compensation	2,551,917	17,165	1,730

On the basis of the above votes, (i) Mark Meller, Joseph P. Macaluso, Stanley Wunderlich and John Schachtel were elected as members of the Board and (ii) the proposal to ratify the selection of Friedman LLP, as the Company’s independent registered public accountant to audit its consolidated financial statements for 2017 was adopted.

On the basis of the above votes, stockholders also voted a sufficient number of non-binding advisory votes to vote on the compensation of the Company’s Named Executive Officers every 3 years and approve the Company’s executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERSUN TECHNOLOGIES, INC.

Date: December 19, 2017	By:	/s/ Mark Meller
Mark Meller
President, Chief Executive Officer and Principal Accounting Officer